LOAN AND SECURITY AGREEMENT

THIS LOAN AND SECURITY AGREEMENT (the “Agreement”) is made as of November 30, 2015, by and among Calpian, Inc., a Texas corporation (the “Company”), and the lender identified on the signature page hereof (the “Lender”). Capitalized terms not otherwise defined in this Agreement shall have the meanings ascribed to them in Section 1 below.

RECITALS

WHEREAS, the Company is offering up to $6,500,000 of its Secured Promissory Notes in a private placement offering (the “Notes Offering”) pursuant to the terms of this Agreement and a Note and Warrant Subscription Agreement (the “Subscription Agreement”) made on even date herewith of which there are five (5) such promissory notes;

WHEREAS, Lender will make a loan to the Company that will be evidenced by a Promissory Note and, pursuant to this Agreement to secured by certain collateral or assets owned by the Company (the “Loan”) in order to allow the Company to pay off approximately $6,010,000 in outstanding senior secured debt the Company currently owes to Granite Hill Capital Ventures, LLC, a Delaware limited liability company; and

WHEREAS, pursuant to the Subscription Agreement, the parties wish to provide for the issuance of a Promissory Note by the Company in return for the provision by the Lender of the Loan to the Company.

NOW, THEREFORE, THE PARTIES HEREBY AGREE AS FOLLOWS:

1.	Definitions.

1.“Account” is any “account” as defined in the Code with such additions to such term as may hereafter be made, and includes, without limitation, all accounts receivable and other sums owing to the Company.

2.“Act” means the Securities Act of 1933, as amended.

3.“Code” is the Uniform Commercial Code, as the same may, from time to time, be enacted and in effect in the State of Texas; provided, that, to the extent that the Code is used to define any term herein and such term is defined differently in different Articles or Divisions of the Code, the definition of such term contained in Article or Division 9 shall govern; provided further, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection, or priority of, or remedies with respect to, Lender’s Lien on any Collateral is governed by the Uniform Commercial Code in effect in a jurisdiction other than the State of Texas, the term “Code” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority, or remedies and for purposes of definitions relating to such provisions.

4.“Collateral” means of all of the Company’s right, title and interest in and to the following personal property that is related to or arising out of the U.S. Business Segments: all goods, Accounts, Equipment, Inventory, customer lists, contract rights or rights to payment of money, leases, license agreements, franchise agreements, General Intangibles, commercial tort claims, documents, instruments (including any promissory notes), chattel paper (whether tangible or electronic), cash, deposit accounts, fixtures, letters of credit rights (whether or not the letter of credit is evidenced by a writing), securities, and all other investment property, trademarks, trade names, copyrights, patents, processes, applications therefor, know-how, trade secrets, confidential information, goodwill, and other intellectual property, supporting obligations, and financial assets, whether now owned or hereafter acquired, wherever located; and all the Company’s books relating to the foregoing, and any and all claims, rights and interests in any of the above and all substitutions for, additions, attachments, accessories, accessions and improvements to and replacements, products, proceeds and insurance proceeds of any or all of the foregoing.

5.“Default Rate” is the 5% per annum in excess of the interest rate applicable to the Promissory Note at the time of default.

6.“Equipment” is all “equipment” as defined in the Code with such additions to such term as may hereafter be made, and includes without limitation all machinery, fixtures, goods, vehicles, and any interest in any of the foregoing.

7.“General Intangibles” is all “general intangibles” as defined in the Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes without limitation, all intellectual property, claims, income and other tax refunds, security and other deposits, payment intangibles, contract rights, options to purchase or sell real or personal property, rights in all litigation presently or hereafter pending (whether in contract, tort or otherwise), insurance policies (including without limitation key man, property damage, and business interruption insurance), payments of insurance and rights to payment of any kind.

8.“Inventory” is all “inventory” as defined in the Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes without limitation all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products, including without limitation such inventory as is temporarily out of the Company’s custody or possession or in transit and including any returned goods and any documents of title representing any of the above.

9.“Lien” is a claim, mortgage, deed of trust, levy, charge, pledge, security interest or other encumbrance of any kind, whether voluntarily incurred or arising by operation of law or otherwise against any property.

10.“Maturity Date” shall mean November 30, 2016.

11.“Money-on-Mobile” shall mean the Company’s business segment identified as its “mobile wallet service used to pay for goods and services from a mobile phone and to make other financial transaction, such as sending or receiving money,” which business is majority-owned by the Company’s equity interest in Digital Payments Processing Limited, a company based in Mumbai, India, the exclusive services provider to My Mobile Payments Limited, a company based in Mumbai, India.

12.“Promissory Note” shall mean the secured promissory note issued to Lender pursuant to the Subscription Agreement and Section 2.1 below, the form of which is attached hereto as Exhibit A and which will evidence the loan.

13.“Person” shall mean any individual, partnership, limited liability company, corporation, trust, joint venture, unincorporated organization, other legal entity, government or agency or political subdivision thereof.

14.“Subordination Agreement” means the agreement, in the form attached hereto as Exhibit C, pursuant to which certain lenders of the Company that agreed to subordinate their security interest in the assets of the Company to the interest of the existing senior lenders are expected to agree to subordinate such interest to the interest of the Lenders granted herein.

15.“Subscription Agreement” shall have the meaning set forth in the Recitals of this Agreement.

16.“U.S. Business Segments” shall mean the Company’s two business segments identified as the Company’s business that “…generates revenue by acquiring residual cash flow streams…” and the Company’s business operated in its wholly-owned subsidiary, Calpian Commerce, Inc., that operates as “…an independent sales organization in the U.S. with merchant servicing revenue streams…” which businesses are separate and distinct from the Money-on-Mobile business segment.

2.	Terms of the Promissory Note

2.1    Issuance of Promissory Note. In return for the Loan in principal amount identified on the signature page hereof from Lender to be paid to the Company by wire transfer on or before the date of the Closing (as defined below), the receipt of which is hereby acknowledged, the Company shall issue to Lender the Promissory Note, on the terms and conditions set forth in the Subscription Agreement.

2.2.    Closing. The closing (the “Closing”) of the purchase of the Promissory Note shall be effective as of November 30, 2015, or such other day as designated by the Company pursuant to the Subscription Agreement.

2.3.    Sale of Collateral by the Company Company intends to sell all of the Collateral. The Lender agrees that the Company shall, at its sole discretion and without prior written consent of the Lender, have the right to do so, but only to Excel Corporation or its wholly owned subsidiary, so long as the purchaser assumes full liability to pay the debt evidenced by the Promissory Note and guaranties its payment and shall be obligated by all material provisions of the Subscription Agreement and all provisions of this Agreement and the Promissory Note.

2.4.    Representations and Warranties of the Company. In connection with the transactions provided for herein, the Company hereby represents and warrants to the Lender the following:

2.4.1.    Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas and has all requisite corporate power and authority to carry on its business as now conducted.  The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on its business or properties.

2.4.2.    Authorization. All corporate action has been taken on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement and the actions required by it.  The Company has taken all corporate action required to make all of the obligations of the Company reflected in the provisions of this Agreement, the valid and enforceable obligations they purport to be, except as may be limited by applicable bankruptcy, insolvency, reorganization or similar laws relating to or affecting the enforcement of creditors’ rights. The borrowing of the money evidenced by the Promissory Note and the grant of the security interest herein and the other actions herein do not violate any agreements that the Company has with any third party or any orders or public filings by which the Company is bound.

2.4.3.    Loan. The Company hereby represents that its board of directors, in the exercise of its fiduciary duty, has approved the execution of this Agreement based upon a reasonable belief that the loan provided for herein is appropriate for the Company after reasonable inquiry concerning its financial objectives and financial situation.

2.4.4.    Liabilities.     Except as described in the Company’s public filings, the Company hereby represents that there are no outstanding judgments, liens, tax liabilities or other encumbrances against the Company.

2.5.    Representations and Warranties of the Lender.  In connection with the transactions provided for herein, Lender hereby represents and warrants to the Company that:

2.5.1.    Authorization. This Agreement constitutes Lender’s valid and legally binding obligation, enforceable in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization or similar laws relating to or affecting the enforcement of creditors’ rights.  Lender represents that it has full power and authority to enter into this Agreement.

2.5.2.    Entirely for Own Account. Lender acknowledges that this Agreement is made with Lender in reliance upon Lender’s representation to the Company that the Promissory Note and any securities issuable in connection therewith (collectively, the “Securities”) will be acquired for investment solely for the Lender’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that Lender has no present intention of selling, granting any participation in or otherwise distributing the same.  By executing this Agreement, Lender further represents that Lender does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to the Securities.

2.5.3.    Disclosure of Information. Lender acknowledges that it has received all the information it considers necessary or appropriate for deciding whether to acquire the Securities.  Lender further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Securities and to obtain any additional information necessary to verify the accuracy of the information given the Lender. In evaluating the suitability of an investment in the Company, the Lender has not relied upon any representation or information (oral or written) other than as stated in this Agreement. Lender acknowledges that the Company’s Form 10-K for the fiscal year ended March 31, 2015 was due to the SEC on June 29, 2015, but not filed, and the Company’s Form 10-Q for the quarterly period ended June 30, 2015 was due to the SEC on August 14, 2015, but not filed. As a result, there is limited information available about the Company’s financial results of operations, or otherwise, for periods subsequent to filing, and periods presented in, its Form 10-Q for the period ended December 31, 2014. Lender is purchasing the Securities without the information that would normally be available to investors if the Company filed the reports described above and after reviewing and understanding all information provided to Lender in Schedules 2.4.3, or otherwise.

2.5.4.    Investment Experience. Lender acknowledges that it is able to fend for itself, can bear the economic risk of its investment and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Securities. Lender also represents it has not been organized solely for the purpose of acquiring the Securities.

2.5.5.    Accredited Investor. Lender is an “accredited investor” within the meaning of Rule 501 of Regulation D of the Securities and Exchange Commission (the “SEC”), as presently in effect.

2.6.    Restricted Securities. Lender understands that the Securities are characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Act only in certain limited circumstances. Lender represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Act.

2.7.    Legends. It is understood that the Securities may bear the following legends:

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.  THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT OR UNLESS SOLD IN ACCORDANCE WITH RULE 144 UNDER SUCH ACT.”

“THESE SECURITIES ARE SUBJECT TO, AND MAY BE TRANSFERRED ONLY IN COMPLIANCE WITH, THAT CERTAIN LOAN AND SECURITY AGREEMENT BETWEEN THE ISSUER AND THE HOLDER, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THE ISSUER.”

Any legend required by the blue sky laws of any state to the extent such laws are applicable to the securities represented by the certificate or other document so legended.

2.8.    Defaults and Remedies.

2.8.1.    Events of Default. The following events shall be considered events of default with respect to each Promissory Note (each individually an “Event of Default”):

2.8.1.1.    If the Company defaults in the payment of any part of the principal or unpaid accrued interest on the Promissory Note and the Company fails to cure such breach within five (5) days after the date the payment is due; or

2.8.1.2.    If the Company makes an assignment for the benefit of creditors, or admits in writing its inability to pay its debts as they become due, or files a voluntary petition for bankruptcy, or files any petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, dissolution or similar relief under any present or future statute, law or regulation, or files any answer admitting the material allegations of a petition filed against the Company in any such proceeding, or seeks or consents to or acquiesces in the appointment of any trustee, receiver or liquidator of the Company, or of all or any substantial part of the properties of the Company, or the Company or its respective directors or majority stockholders take any action looking to the dissolution or liquidation of the Company; or

2.8.1.3.    If upon sixty (60) days after the commencement of any proceeding against the Company seeking any bankruptcy reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such proceeding has not been finally dismissed, or if upon sixty (60) days after the appointment without the consent or acquiescence of the Company of any trustee, receiver or liquidator of the Company or of all or any substantial part of the properties of the Company, such appointment has not been vacated; or

2.8.1.4. The Company shall be involved in financial difficulties as evidenced: (a) by its commencement of a voluntary case under Title 11 of the United States Code as from time to time in effect; (b) by its filing an answer or other pleading admitting or failing to deny the material allegations of a petition filed against it commencing an involuntary case under said Title 11, or seeking, consenting to or acquiescing in the relief therein provided, or by its failing to controvert timely the material allegations of any such petition; (c) by the entry of an order for relief in any involuntary case commenced under said Title 11; (d) by the entry of an order by a court of competent jurisdiction (A) by finding it to be bankrupt or insolvent, (B) ordering or approving its liquidation, reorganization or any modification or alteration of the rights of its creditors, or (C) assuming custody of, or appointing a receiver or other custodian for all or a substantial part of its property and such order shall not be vacated or stayed on appeal or otherwise stayed within 120 days; (e) by the filing of a petition against the Company under said Title 11 which shall not be vacated within 120 days; or (f) by its making an assignment for the benefit of, its creditors, or appointing or consenting to the appointment of a receiver or other custodian for all or a substantial part of its property;

2.8.1.5. The Company, without the written consent of the Lender, shall sell substantially all of its assets to an affiliated or unaffiliated third party in one or more of a series of related transactions except as provided in Section 2.3;

2.8.1.6. The Company shall fail to make a payment of any installment of the outstanding principal or interest amount of any of the five (5) promissory notes which are described on Exhibit B (whether by acceleration or otherwise), which failure or breach shall not be cured within seven (7) days after written notice thereof from the holder of such Promissory Note to the Borrower;

2.8.1.7. if any money judgment, writ or similar process shall be entered or filed against the Borrower or any subsidiary of the Borrower or any of its property or other assets for more than $25,000.00, and shall remain unvacated, unbonded or unstayed for a period of twenty (20) calendar days unless otherwise consented to by Lender;

2.8.1.8    The Company defaults in the performance of any of its covenants contained in this Agreement or the Promissory Note.

2.8.2.    Remedies.

2.8.2.1.    Upon the occurrence of one or more Events of Default under Section 2.8.1 hereof, at the option and upon the declaration of the Lender, or any one of them, and upon written notice to the Company, the entire unpaid principal and accrued and unpaid interest on the Promissory Note shall, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived, be forthwith due and payable, and thereafter all such sums shall bear interest at the Default Rate, and the Lender may, immediately and without expiration of any period of grace, enforce payment of all amounts due and owing under the Promissory Note, including reasonable attorneys’ fees, paralegals’ fees and costs and expenses incurred by the holder of the Promissory Note in collecting or enforcing payment thereof (whether such fees, costs or expenses are incurred in negotiations, all trial and appellate levels, administrative proceedings, bankruptcy proceedings or otherwise), and all other sums due by the Company hereunder, all without any relief whatsoever from any valuation or appraisement laws and payment thereof may be enforced and recovered in whole or in part at any time by one or more of the remedies provided to the holder of the Promissory Note at law, in equity or under the Promissory Note, the Loan Agreement or the Purchase Agreement. In connection with acceleration described herein, the Lender need not provide, and the Borrower hereby waives, any presentment, demand, protest or other notice of any kind, and Lender may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such acceleration may be rescinded and annulled by the Lender at any time prior to payment hereunder and the Lender shall have all rights as a holder of the Promissory Note until such time, if any, as the Lender receives full payment pursuant to this Section 2.8.2. No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon.

2.8.2.2. Upon the occurrence of one or more Events of Default under Section 2.8.1 hereof, the Company, by its signature hereto, agrees to be obligated to instruct all banking organizations with which it holds accounts, excluding those related to the business of Money-on-Mobile, to deliver any and all funds from its receivable bank accounts to the Lender for the purpose of satisfying the Remedies described in this Section 2.8.2., which instructions’ form, substance, terms and conditions shall be consistent with those customarily found in blocked account agreements. The Company hereby grants Lender a power of allowing for this purpose of enabling the Lender to contact and direct such banking organizations.

2.8.2.3. None of the foregoing shall limit the Lender’s right to exercise any and all other remedies granted to it under the Code, at law, in equity or otherwise.

3.    Security Interest.

3.1    Grant of Security Interest. As collateral security for the indebtedness represented by all of the Promissory Notes sold in the Notes Offering, of equal dignity and be payable pari passu with each of the Promissory Notes made and issued in this Notes Offering, Company hereby pledges and grants to the group of Lenders in the Notes Offering a first priority lien on and security interest in and to, and agrees and acknowledges that Lenders have and shall continue to have, such a security interest in and to, and assigns, transfers, pledges, and conveys to Lenders, all of the Company’s right, title, and interest in and to the Collateral now owned or hereafter acquired, wherever located, howsoever arising or created, and whether now existing or hereafter arising, existing, or created. Lenders acknowledge that until the Company’s indebtedness to Granite Hill Capital Ventures, LLC, a Delaware limited liability company (“Senior Lender”) is paid in full it will have a second (2nd) priority lien on all of the Collateral. The Lenders agree and acknowledge that the Company is not granting a security interest in any assets related to Money-on-Mobile. Lenders further acknowledge the Company’s indebtedness to certain subordinated lenders in aggregate principal amount of approximately $3,170,000, which lenders required and are expected to enter into the Subordination Agreement prior to closing. Upon payment of the indebtedness to the Senior Lender, Lender will have a first lien on all of the Collateral. The Loan will not be funded until Lender can receive a first priority lien or security interest. Lender agrees no further security interests, will be granted in any Collateral without the Lender’s prior written consent.

3.2    Authorization to File Financing Statements. Company hereby authorizes Lender to file financing statements, without notice to the Company, with all appropriate jurisdictions to perfect or protect Lender’s interest or rights hereunder, including a notice that certain dispositions of the Collateral shall be deemed to violate the rights of Lender under the Code.

4.	Miscellaneous.

4.1    Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties.  Nothing in this Agreement is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

4.2    Governing Law. This Agreement and the Promissory Note shall be governed by and construed under the laws of the State of Texas as applied to agreements among Texas residents, made and to be performed entirely within the State of Texas.

4.3    Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

4.4    Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

4.5    Notices. All notices and other communications given or made pursuant hereto shall be in writing (including facsimile or similar electronic transmissions) and shall be deemed effectively given:  (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, if not so confirmed, then on the next business day, (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid or (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt.  All communications shall be sent to the respective parties at the following addresses (or at such other addresses as shall be specified by notice given in accordance with this Section 4.5: If to the Company at 500 N. Akard Street, Suite 2850, Dallas, Texas 75201 and if to Lender, the address set forth on the signature page hereto.

4.6    Expenses. The Company shall pay Lender for all of its legal and other expenses with respect to this Agreement. Notwithstanding the foregoing, if any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

4.7    Entire Agreement; Amendments and Waivers. This Agreement and the Exhibits hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.  Any term of this Agreement or the Promissory Note may be amended and the observance of any term of this Agreement or the Promissory Note may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Lender. Any waiver or amendment effected in accordance with this Section 4.7 shall be binding upon each party to this Agreement.

4.8    Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

4.9    No Usury. This Agreement and the Promissory Note are hereby expressly limited so that in no event whatsoever, whether by reason of deferment or advancement of loan proceeds, acceleration of maturity of the loan evidenced hereby, or otherwise, shall the amount paid or agreed to be paid to the Lender hereunder for the loan, use, forbearance or detention of money exceed the maximum interest rate permitted by the laws of the State of Texas.  If at any time the performance of any provision hereof or any Promissory Note involves a payment exceeding the limit of the price that may be validly charged for the loan, use, forbearance or detention of money under applicable law, then automatically and retroactively, ipso facto, the obligation to be performed shall be reduced to such limit, it being the specific intent of the Company and the Lender hereof that all payments under this Agreement or the Promissory Note are to be credited first to interest as permitted by law, but not in excess of (i) the agreed rate of interest set forth in the Promissory Note or (ii) that permitted by law, whichever is the lesser, and the balance toward the reduction of principal.

The provisions of this Section 4.9 shall never be superseded or waived and shall control every other provision of this Agreement and the Promissory Note.

4.10    Information Rights.     The Company shall, upon Lender’s request, deliver the following to the Lender:

4.10.1    As soon as practicable, but in any event within fifty-five (55) days of being made available to the Company after the end of each fiscal year of the Company, (i) a balance sheet as of the end of such year, (ii) statements of income and of cash flows for such year, and (iii) a statement of stockholders’ equity as of the end of such year, all such financial statements, all of which shall be unaudited and prepared in accordance with GAAP (except that such if such financial statements are unaudited they may (A) be subject to normal year-end audit adjustments and (B) not contain all notes thereto that may be required in accordance with GAAP), provided, however, that upon approval of the Company’s Board of Directors, such financial statements shall be audited and certified by independent public accountants of nationally recognized standing selected by the Company.

4.10.2    As soon as practicable, but in any event within one hundred twenty (120) days after the end of each fiscal year of the Company, (i) a balance sheet as of the end of such year, (ii) statements of income and of cash flows for such year, and a comparison between (x) the actual amounts as of and for such fiscal year and (y) the comparable amounts for the prior year, with an explanation of any material differences between such amounts and a schedule as to the sources and applications of funds for such year, and (iii) a statement of stockholders’ equity as of the end of such year, all such financial statements audited and certified by independent public accountants of nationally recognized standing selected by the Company.

4.10.3    As soon as practicable, but in any event within forty‑five (45) days after the end of each of the first three (3) quarters of each fiscal year of the Company, unaudited statements of income and of cash flows for such fiscal quarter, and an unaudited balance sheet and a statement of stockholders’ equity as of the end of such fiscal quarter, all prepared in accordance with GAAP (except that such financial statements may (a) be subject to normal year-end audit adjustments and (b) not contain all notes thereto that may be required in accordance with GAAP).

4.10.4    As soon as practicable, but in any event within thirty (30) days of the end of each month, an unaudited income statement and statement of cash flows for such month, and an unaudited balance sheet and statement of stock-holders’ equity as of the end of such month, all prepared in accordance with GAAP (except that such financial statements may (a) be subject to normal year-end audit adjustments and (b) not contain all notes thereto that may be required in accordance with GAAP).

4.10.5     If, for any period, the Company has any subsidiary whose accounts are consolidated with those of the Company, then in respect of such period the financial statements delivered pursuant to Section 4.10 shall be the consolidated and consoli-dating financial statements of the Company and all such consolidated subsidiaries.

4.10.6    The provisions of this Section 4.10 shall survive payment of the Promissory Note for three years.

4.11    Inspection. The Company shall permit the Lender on Lender’s written request, to visit and inspect the Company’s properties; examine its books of account and records; and discuss the Company’s affairs, finances, and accounts with its officers, during normal business hours of the Company as may be reasonably requested by the Lender; provided, however, that the Company shall not be obligated pursuant to this Section 4.11 to provide access to any information that it reasona-bly and in good faith considers to be a trade secret or confidential information (unless covered by an enforceable confidentiality agreement, in form reasonably acceptable to the Company) or the disclosure of which would adversely affect the attorney-client privilege between the Company and its counsel. The provisions of this Section 4.11 shall survive payment of the Promissory Note for three years.

4.12    Waiver of Jury Trial. TO THE EXTENT EACH MAY LEGALLY DO SO, EACH PARTY HERETO HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION, CAUSE OF ACTION OR PROCEEDING ARISING UNDER OR WITH RESPECT TO THIS AGREEMENT, OR IN ANY WAY CONNECTED WITH, OR RELATED TO, OR INCIDENTAL TO, THE DEALING OF THE PARTIES HERETO WITH RESPECT TO THIS AGREEMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND IRRESPECTIVE OF WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE.  TO THE EXTENT EACH MAY LEGALLY DO SO, EACH PARTY HERETO HEREBY AGREES THAT ANY SUCH CLAIM, DEMAND, ACTION OR PROCEEDING SHALL BE DECIDED BY A COURT TRIAL WITHOUT A JURY AND THAT EITHER PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF ANY OTHER PARTY HERETO TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

4.13    Electronic and Facsimile Signatures. Any signature page delivered electronically or by facsimile (including without limitation transmission by .pdf) shall be binding to the same extent as an original signature page, with regard to any agreement subject to the terms hereof or any amendment thereto. Any party who delivers such a signature page agrees to later deliver an original counterpart to the other party if so requested.

Signature Pages Follow

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

CALPIAN, INC.

By:    /s/ Harold Montgomery
Harold Montgomery, CEO

LENDER:

/s/ Michael S. Barish
Michael S. Barish

Address:     5761 E. Nassau Place
     Englewood, CO 80111

$600,000.00 to be loaned to Company by Lender

Schedules to Loan and Security Agreement

Schedule 2.4.3. - Disclosure of Information

LIMITED INFORMATION ABOUT CALPIAN IS AVAILABLE.

The Company’s Form 10-K for the fiscal year ended March 31, 2015 was due to the SEC on June 29, 2015, but not filed, and the Company’s Form 10-Q for the quarterly period ended June 30, 2015 was due to the SEC on August 14, 2015, but not filed. As a result, there is limited information available about the Company’s financial results of operations, or otherwise, for periods subsequent to filing, and periods presented in, its Form 10-Q for the period ended December 31, 2014. Lender is making the loan without the information that would normally be available to investors if the Company filed the reports described above and after reviewing and understanding all information provided to Lender in this Schedule 2.4.3, or otherwise.

FINANCIAL STATEMENT ADJUSTMENTS

The Company is in the process of evaluating its financial statement presentation of its “Revenues” figures, that relate specifically to revenues generated in its Money-On-Mobile business segment, to determine if any adjustment is required to previously reported financial statements and other line items in its historical financial statements. Currently, the Company reports certain Money-On-Mobile transactions as “Revenues” and “Cost of revenues” on a “Gross-basis” to determine “Gross profit.” For example, in the Form 10-Q for the period ended December 31, 2014, the Company reported “Revenues” generated in Money-On-Mobile transactions of $57,732,749 and providing a separate “Cost of revenues” line item of $57,148,906, which was the basis for presenting an aggregate “Gross profit” for all business segments equal to $2,133,536 (which is comprised of the $583,843 “Gross profit” for the Money-On-Mobile business segment) for the three months ended December 31, 2014. The Company is determining whether presenting certain Money-On-Mobile “Revenues” on a “Gross-basis” or “Net-basis.” A change to a “Net-basis” would reduce the aggregate total revenues generated in Money-On-Mobile transactions by a substantial portion of the costs previously reported as a “Cost of revenue” line item. The potential effect of this presentation change of “Revenues” may be a substantial reduction in “Revenues” and a corresponding reduction in “Cost of revenues,” but requiring no adjustments to “Gross profit.” Also, any “Gross” to “Net” Revenue presentation change will have no impact on Operating Income, Net Income, and Balance Sheet or Cash Flow statement. Lender is making the loan with knowledge of the potential adjustments described above.

EXHIBIT A:
SECURED PROMISSORY NOTE